Exhibit 10.1

December 15, 2011

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, NC 27607-3033

By this letter agreement I hereby waive any right to receive any (1) compensation or benefits to which I would be entitled under my Employment Protection Agreement (“EPA”) dated                      between me and Martin Marietta Materials, Inc, (the “Company”) and (2) enhanced change of control benefits under the Company’s Amended and Restated Supplemental Excess Retirement Plan (“SERP”), if I terminate my employment with the Company without Good Reason (that otherwise would trigger the foregoing rights) during the 30 day period following the second anniversary of the consummation of the proposed transaction (including as such proposed transaction may be modified) to combine the Company with Vulcan Materials Company, as described in the Company’s Registration Statement on Form S-4 filed by the Company on December 12, 2011.

We agree that, in consideration of my continued employment, effective immediately this letter agreement amends the EPA, which otherwise shall continue in full force and effect; and that the Company may amend the SERP to implement the terms of this letter agreement.

Very truly yours,

Employee Name

ACCEPTED AND AGREED TO:

MARTIN MARIETTA MATERIALS, INC.

By:
Name:
Title: